As filed with the Securities and Exchange Commission on October 11, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

MedicalCV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1717208
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address, including Zip Code, of Principal Executive Offices)

MEDICALCV, INC. AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

MEDICALCV, INC. AMENDED AND RESTATED 2005 DIRECTOR STOCK OPTION PLAN

(Full Title of the Plans)

MICHAEL A. BRODEUR	Copies to:
Vice President, Finance and Chief Financial Officer	BRETT D. ANDERSON, ESQ.
MedicalCV, Inc.	Briggs and Morgan, P.A.
9725 South Robert Trail	2200 IDS Center
Inver Grove Heights, Minnesota 55077	80 South Eighth Street
(651) 452-3000	Minneapolis, Minnesota 55402
(Name, address, including zip code,	(612) 977-8400 (phone)
and telephone number, including	(612) 977-8650 (fax)
area code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
MedicalCV, Inc. Amended and Restated 2001 Equity Incentive Plan
Common stock (par value $0.01 per share)	800,000	$2.62	(2)	$2,096,000	$64.35
MedicalCV, Inc. Amended and Restated 2005 Director Stock Option Plan
Common stock (par value $0.01 per share)	130,000	$2.62	(2)	$340,600	$10.44
Common stock (par value $0.01 per share)	70,000	$2.40		$168,000	$5.22

(1)

This registration statement also covers any additional shares of common stock which become issuable under either the MedicalCV, Inc. Amended and Restated 2001 Equity Incentive Plan or the MedicalCV, Inc. Amended and Restated 2005 Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act and based upon the average of the high and low prices for one share of the Company’s common stock on October 9, 2007, as reported by the OTC Bulletin Board.

REGISTRATION OF ADDITIONAL SHARES

This Registration Statement is being filed by MedicalCV, Inc. (the “Company”) pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register (1) an additional 800,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which will be issued pursuant to the Company’s Amended and Restated 2001 Equity Incentive Plan (the “Equity Incentive Plan”) and (2) an additional 200,000 shares of the Company’s Common Stock, which will be issued pursuant to the Company’s Amended and Restated 2005 Director Stock Option Plan (the “DSOP”). A total of 600,000 shares of Common Stock issuable under the Equity Incentive Plan has been previously registered pursuant to the Company’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on December 18, 2001 (File No. 333-75344), July 31, 2002 (File No. 333-97435), August 29, 2003 (File No. 333-108373), April 29, 2005 (File No. 333-124466) and September 23, 2005 (File No. 333-128536). A total of 100,000 shares of Common Stock issuable under the DSOP has been previously registered pursuant to the Company’s Form S-8 Registration Statement filed with the SEC on September 23, 2005 (File No. 333-128534).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

•                                            Annual Report on Form 10-KSB for the fiscal year ended April 30, 2007;

•                                            Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 2007;

•                                            Current Reports on Form 8-K filed on June 4, 2007; June 15, 2007; June 29, 2007; August 21, 2007; September 11, 2007; September 19, 2007; and October 11, 2007.

•                                            Description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-33295) filed on August 1, 2006, as the same may be amended from time to time; and

•                                            Definitive Schedule 14A (Proxy Statement) filed on September 11, 2007.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

We are governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation; or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

As permitted by Section 302A.251 of the Minnesota Statutes, Article 6 of our articles of incorporation provides that we will indemnify current and former directors in the manner and to the fullest extent permitted by law. Section 6.1 of our bylaws provides that we will indemnify, in accordance with the terms and conditions of Section 302A.521 of the Minnesota Statutes, the following persons:  (a) officers and former officers; (b) directors and former directors; (c) members and former members of committees appointed or designated by the board of directors; and (d) employees and former employees.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See “Exhibit Index.”

Item 9.  Undertakings.

(a)                                  Rule 415 Offering. The small business issuer hereby undertakes to:

(1)                                  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)                                     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               Include any additional or changed material information on the plan of distribution.

Provided, however, that (i) and (ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

(2)                                  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)                                  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)                                  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)                                 Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Request For Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inver Grove Heights, State of Minnesota, on the 11th day of October, 2007.

MedicalCV, Inc.

By	/s/ Marc P. Flores
Marc P. Flores
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marc P. Flores and Michael A. Brodeur, each or either of them, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc P. Flores	President, Chief Executive Officer and Director (Principal Executive Officer)	October 11, 2007
Marc P. Flores

/s/ Michael A. Brodeur	Vice President, Finance and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	October 11, 2007
Michael A. Brodeur

/s/ Susan L. Critzer	Chairperson of the Board	October 11, 2007
Susan L. Critzer

/s/ David A. Chazanovitz	Director	October 11, 2007
David A. Chazanovitz

/s/ Richard J. Faleschini	Director	October 11, 2007
Richard J. Faleschini

/s/ Larry G. Haimovitch	Director	October 11, 2007
Larry G. Haimovitch

/s/ David B. Kaysen	Director	October 11, 2007
David B. Kaysen

Signature	Title	Date

/s/ Paul K. Miller	Director	October 11, 2007
Paul K. Miller

/s/ J. Robert Paulson, Jr.	Director	October 11, 2007
J. Robert Paulson, Jr.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Incorporation of the Registrant, as Amended (incorporated by reference to our Form 8-K filed October 11, 2007 (File No. 000-33295)).

4.2	Bylaws of the Registrant (incorporated by reference to our Registration Statement on Form SB-2, filed on August 31, 2001 (File No. 333-68884)).

4.3	Specimen common stock certificate (incorporated by reference to Amendment No. 1 to our Registration Statement on Form SB-2, filed on June 6, 2006 (File No. 333-134315)).

5	Legal Opinion of Briggs and Morgan, P.A.

23.1	Consent of Briggs and Morgan, P.A. (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on Signatures page).